UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2012
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On July 10, 2012, Silicon Graphics International Corp. (the “Company”) and James Wheat, who had previously served as the Company's Senior Vice President, Chief Financial Officer and Chief Accounting Officer, entered into a separation agreement providing for (i) a severance payment to Mr. Wheat of twelve months base salary, (ii) COBRA health benefits for 12 months post-termination and (iii) extension of the exercise period of Mr. Wheat's outstanding stock options until June 29, 2013. Mr. Wheat served as the Company's Senior Vice President and Chief Financial Officer from May 2008 to May 14, 2012 and additionally as the Company's Chief Accounting Officer from April 21, 2012 to May 14, 2012. As previously disclosed by the Company on a Current Report on Form 8-K filed on April 30, 2012, Robert J. Nikl was appointed to serve as the Company's Senior Vice President, Chief Financial Officer and Chief Accounting Officer effective May 15, 2012. Mr. Wheat remained with the Company until June 29, 2012 to assist with transition and fiscal year-end matters.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

10.1	Separation Agreement dated July 10, 2012 between the Company and James Wheat.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: July 12, 2012	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary